UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 26, 2020 (March 25, 2020)

ARCONIC INC.
(Exact name of registrant as specified in its charter)

Delaware	001-03610	25-0317820
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Isabella Street, Suite 200
Pittsburgh, Pennsylvania	15212-5872
(Address of Principal Executive Offices)	(Zip Code)

Office of Investor Relations (412) 553-1950
Office of the Secretary (412) 553-1940
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	ARNC	New York Stock Exchange
$3.75 Cumulative Preferred Stock, par value $100 per share	ARNC PR	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events

On March 25, 2020 (the “SpinCo Financing Closing Date”), in connection with the previously announced spin-off (the “Spin-Off”) of Arconic Rolled Products Corporation (the “Borrower”), currently a wholly owned subsidiary of Arconic Inc. (the “Company”) from the Company, which is to be effective as of 12:01 a.m., New York City time, on April 1, 2020, the Borrower entered into a Credit Agreement, by and among the Borrower, the lenders and issuing banks party thereto, and JPMorgan Chase Bank, N.A., as administrative agent (the “Credit Agreement”), which provides for senior secured financing of $1.6 billion, consisting of:

•	a seven-year senior secured first-lien term loan B facility in an aggregate principal amount of $600 million (the “Term Facility”);

•
a five-year senior secured first-lien revolving credit facility in an aggregate principal amount of $1 billion (the “Revolving Credit Facility” and, together with the Term Facility, the “Senior Credit Facilities”).

Up to $300 million may be utilized under the Revolving Credit Facility for the issuance of letters of credit by the Borrower or any of its subsidiaries. Letters of credit are available for issuance under the Credit Agreement on terms and conditions customary for financings of this kind, which issuances will reduce availability under the Revolving Credit Facility.  Additional subsidiaries of the Borrower may be added as borrowers under the Credit Agreement from time to time on the terms and conditions set forth in the Credit Agreement.

The Borrower borrowed an aggregate amount of $600 million under the Term Facility on the SpinCo Financing Closing Date. The letters of credit and loans under the Revolving Credit Facility are available for working capital and other general corporate purposes from time to time on and after the date of the Spin-Off and prior to the final maturity of the Revolving Credit Facility.

Use of Proceeds

On February 7, 2020, the Borrower completed an offering of $600 million aggregate principal amount of 6.125% Senior Secured Second-Lien Notes due 2028 (the “Notes”).  In connection with the consummation of the Spin-Off, the net proceeds from the Notes and the borrowings under the Term Facility are expected to be used (i) to make a distribution to the Company, (ii) to pay fees, costs and expenses related to the Notes offering and the Senior Credit Facilities and (iii) for general corporate purposes.

Guarantees and Security

All obligations under the Senior Credit Facilities are or will be unconditionally guaranteed jointly and severally, by substantially all of the direct and indirect wholly owned material subsidiaries of the Borrower that are organized under the laws of the United States, any state thereof or the District of Columbia, subject to certain exceptions (collectively, the “Guarantors”). The Borrower and the Guarantors entered into a guarantee under the Credit Agreement concurrently with the effectiveness of the Credit Agreement.

Subject to certain limitations, the Senior Credit Facilities are or will be secured on a first priority basis by: (x) a perfected security interest in the equity interests of the direct subsidiaries of the Borrower and each Guarantor under the Senior Credit Facilities (subject to certain exceptions, including a limitation of pledges of voting equity interests in certain foreign subsidiaries to 65% and certain thresholds with respect to real property) and (y) perfected, security interests in, and mortgages on, substantially all tangible and intangible personal property and material real property of the Borrower and each of the Guarantors under the Senior Credit Facilities, subject, in each case, to certain exceptions. The Borrower and the Guarantors entered into security documents concurrently with effectiveness of the Credit Agreement.

The foregoing guarantees and collateral will also benefit and secure, on a pari passu basis, certain obligations of the Borrower and its subsidiaries under certain swap contracts, cash management arrangements, commercial obligations and supply chain financing arrangements with lenders under the Senior Credit Facilities or their affiliates.

Maturity

The Revolving Credit Facility matures five years after the effective date of the Credit Agreement, with certain extension rights at the discretion of each lender. The Term Facility matures seven years after the effective date of the Credit Agreement, with certain extension rights at the discretion of each lender.

Interest Rate and Fees

The Senior Credit Facilities are subject to an interest rate for U.S. dollar borrowings, at the borrower’s option, of either (a) base rate (“ABR”) determined by reference to the highest of (1) the rate of interest last quoted by The Wall Street Journal as the “prime rate” in the United States, (2) the greater of the federal funds effective rate and the overnight bank funding rate, plus 0.5% and (3) the one month adjusted LIBO Rate, plus 1% per annum or (b) an adjusted LIBO Rate (which shall not be less than zero) (“LIBOR”).  In addition, the borrowers may borrow loans denominated in Euro based on an EURIBO Rate (which shall not be less than zero).

The applicable margin for the Term Facility is currently 2.75% per annum (for LIBOR loans) and 1.75% per annum (for ABR loans). The applicable margin for the Revolving Credit Facility varies from 1.75% per annum to 2.25% per annum (for LIBOR loans) and 0.75% to 1.25% per annum (for ABR loans) based on the Borrower’s consolidated leverage ratio. Accordingly, the interest rates for the Senior Credit Facilities will fluctuate during the term of the Credit Agreement based on changes in the ABR, LIBOR or future changes in the Borrower’s consolidated leverage ratio. Interest payments with respect to the Term Facility are required either on a quarterly basis (for ABR loans) or at the end of each interest period (for LIBOR loans) or, if the duration of the applicable interest period exceeds three months, then every three months.

In addition to paying interest on outstanding borrowings under the Revolving Credit Facility, the Borrower is required to pay a quarterly commitment fee based on the unused portion of the Revolving Credit Facility, which is determined by the Borrower’s consolidated leverage ratio and ranges from 0.30% to 0.40% per annum.

The Borrower is obligated to make quarterly principal payments throughout the term of the Term Facility according to the amortization provisions in the Credit Agreement, as such payments may be reduced from time to time in accordance with the terms of the Credit Agreement as a result of the application of loan prepayments made by the Borrower, if any, prior to the scheduled date of payment thereof.

Prepayments

The Borrower may voluntarily prepay borrowings under the Credit Agreement without premium or penalty, subject to a 1.00% prepayment premium in connection with any repricing transaction with respect to the Term Facility in the first six months after the effective date of the Credit Agreement and customary “breakage” costs with respect to LIBOR loans. The Borrower may also reduce the commitments under the Revolving Credit Facility, in whole or in part, in each case, subject to certain minimum amounts and increments.

The Credit Agreement also contains certain mandatory prepayment provisions relating to (i) the incurrence of certain types of indebtedness, (ii) receipt of net cash proceeds from certain non-ordinary course asset sales or other dispositions of property or, (iii) starting with the fiscal year ending on December 31, 2021, 50% of excess cash flow on an annual basis (with step-downs to 25% and 0% subject to compliance with certain leverage ratios), in each case subject to terms and conditions customary for financings of this kind.

Representations and Warranties

The Credit Agreement contains certain representations and warranties (subject to certain qualifications), including, among others, (i) status, binding obligations, non-conflict with other obligations, power and authority and validity, (ii) solvency, taxation and litigation matters, (iii) financial statements and disclosure, (iv) property ownership, (v) investment company status, (vi) government approvals, (vii) environmental matters and (viii) compliance with sanctions and anti-corruption laws.

Certain Covenants

The Credit Agreement contains certain affirmative and negative covenants customary for financings of this type that, among other things, limit the ability of the Borrower and its subsidiaries to incur additional indebtedness or liens, to dispose of assets, to make certain fundamental changes, to enter into restrictive agreements, to make certain investments, loans, advances, guarantees and acquisitions, to prepay certain indebtedness and to pay dividends, to make other distributions or redemptions/repurchases in respect of the equity interests of the Borrower and its subsidiaries, to engage in transactions with affiliates and to amend certain material documents.

In addition, the Credit Agreement also contains financial covenants requiring the maintenance of a consolidated total leverage ratio of not greater than 2.50 to 1.00 (with a step-down to 2.25 to 1.00 starting in the fiscal quarter ending June 30, 2021), and a consolidated interest coverage ratio of not less than 3.00 to 1.00.

Events of Default

The Credit Agreement contains customary events of default, including with respect to a failure to make payments under the Senior Credit Facilities, cross-default, certain bankruptcy and insolvency events and customary change of control events.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

In the ordinary course of their respective businesses, the lenders and issuers under the Credit Agreement, or their affiliates, have performed, and may in the future perform, commercial banking, investment banking, trust, advisory or other financial services for the Borrower and its affiliates for which they have received, and will receive, customary fees and expenses.

Forward-Looking Statements

This Current Report on Form 8-K contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning. All statements that reflect the Company’s expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements regarding the separation and future expenses and tax rates. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Although the Company believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Such risks and uncertainties include, but are not limited to (a) uncertainties as to the timing of the separation and whether it will be completed; (b) the possibility that various closing conditions for the separation may not be satisfied; (c) the outcome of contingencies, including legal proceedings; (d) the impact of the separation on the businesses of the Company; (e) the risk that the businesses will not be separated successfully or such separation may be more difficult, time-consuming or costly than expected, which could result in additional demands on the Company’s resources, systems, procedures and controls, disruption of its ongoing business and diversion of management’s attention from other business concerns; (f) the possible impacts and our preparedness to respond to implications of COVID-19 and (g) the other risk factors discussed in the Company’s Form 10-K for the year ended December 31, 2019 and other reports filed by the Company with the U.S. Securities and Exchange Commission. The Company disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1
Credit Agreement, dated as of March 25, 2020, by and among the Borrower, the designated borrowers from time to time party thereto, the lenders and issuing banks party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCONIC INC.

Dated: March 26, 2020	By:	/s/ Peter Hong
	Name:	Peter Hong
	Title:	Vice President and Treasurer